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                                                                 EXHIBIT 10.10

                             DEVELOPMENT AGREEMENT

This is a Development Agreement ("Agreement") made in Fairfield, New Jersey, by and between ALL AMERICAN FOOD GROUP, a New Jersey corporation with its principal office at 9 Law Drive, Fairfield, New Jersey 07006 ("All American"), and, an individual with his principal residence located at ("Developer").

WHEREAS, All American is a franchisor of Goldberg's New York Bagel Shops, which serve bagels, deli products, and other food items; and,

WHEREAS, Developer desires the exclusive rights to develop Goldberg's New York Bagel Shops within the geographic area specified in this Development Agreement for the limited term of this Agreement; and,

WHEREAS, All American is willing to grant such rights in accordance with the terms and conditions of this Agreement;

NOW THEREFORE, it is mutually agreed as follows:

1. GRANT. All American hereby grants to Developer during the term of this Development Agreement and subject to the conditions hereof the exclusive right to develop Goldberg's New York Bagel Shops in the limited geographical area identified and set forth in Exhibit A hereto, exclusive of any Protected Area located therein as defined in any Franchise Agreements currently issued to other parties; this geographical area shall be referred to as the "Territory". The operation of the restaurants developed pursuant to this Agreement will be governed by individual Franchise Agreements issued by All American in accordance with Section 10 below. So long as Developer is in compliance with the terms and conditions of this Agreement, All American will not franchise to others to operate, nor will itself operate, any new or additional Goldberg's New York Bagel Shops in the Territory during the term of this Agreement.

2.   TERM.     Unless earlier terminated pursuant to Section 12, this
Development Agreement shall expire 36 months from the date of execution of this Agreement by All American or upon the execution by All American of the Franchise Agreement for the last of the shops specified in Exhibit B (the "Development Schedule"), whichever first occurs.

3.   DEVELOPMENT FEE.    Upon execution of this Development Agreement,
Developer shall pay to All American a fee of $ (the "Development Fee"). This Development Fee shall be fully earned by All American in consideration of its execution of this Agreement and shall be non-refundable. However, All American shall credit $10,000 of the Development Fee toward payment of the Franchise Fee for each of the first Franchise Agreements issued to Developer pursuant to this Development Agreement, provided that the applicable shops are constructed and opened in accordance with the Development Schedule.

4.   DEVELOPMENT SCHEDULE.    Developer shall open and continuously  operate
properly franchised Goldberg's Bagel Shops in accordance with the Development Schedule set forth in Exhibit B. In the event that Developer opens and continuously operates a greater number of Goldberg's Bagels Shops than required during any interim period of the Development Schedule, the requirements of the succeeding period(s) shall be deemed satisfied to the extent of such excess number of shops, up to the total number of shops specified in the Development Schedule.

5. LOCATION OF SHOPS. Developer is responsible for locating proposed sites within the Territory for each of the shops contemplated in the Development Schedule; during the
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term of this Agreement, Developer shall use its best efforts to locate suitable sites. All American may in its discretion offer counseling and advice in site selection. In no event, however, shall All American be obligated to loan money, guarantee leases, provide financing or otherwise become directly involved and/or obligated to Developer or to any third party in respect of such site selection or development; these activities and undertakings shall be the exclusive responsibility of Developer, financially and otherwise.

6.   SITE ACCEPTANCE.    Upon selection by Developer of a proposed site for a
shop, Developer promptly shall submit to All American such specific site data and demographic and other information concerning the site as may be reasonably required by All American, utilizing such forms as may be required by All American. All American shall either accept or reject such site in accordance with All American's then-current site selection policies and procedures. To be effective, any acceptance must be in writing. Developer understands and acknowledges that All American may reject any proposed site, in which event Developer will not proceed at the rejected site, but will seek to locate an acceptable site. The acquisition in any manner of any proposed site prior to acceptance by All American shall be at the sole risk and responsibility of Developer and shall not obligate All American in any way to accept same.

7. DISCLAIMER. In executing this Development Agreement, accepting a proposed site, giving approvals or advice or providing services or assistance in connection with this Development Agreement All American does not guarantee the suitability of an accepted site or the success of any Goldberg's New York Bagel Shop established at such site. All American expressly disclaims any warranties, express or implied, with respect to the suitability of any site or the success of any shop. Developer understands and acknowledges that the suitability of a site and the success of any shop depend on many factors outside the control of either All American or Developer (such as interest rates, unemployment rates, demographic trends and the general economic climate), but principally depend on Developer's efforts in the operation of the shop.

8.   LOCATION REQUIREMENTS.        As a condition for accepting a proposed
site, All American may require Developer to negotiate a lease or sales contract that includes certain terms regarding duration or other specified matters. Developer understands and acknowledges that a site acceptance may be conditioned on such matters and that if Developer does not wish to, or cannot, satisfy the pertinent conditions within a reasonable time, the site will be deemed rejected.

9. CONSTRUCTION. Upon receiving acceptance for a proposed site, Developer shall proceed promptly to secure control of the accepted site and to obtain necessary zoning and building approvals and permits. All American will provide layouts for the All American-approved location, including specifications for fixtures, furnishings, signs, and equipment. Developer must hire an architect and general contractor to adapt these generic layouts to the accepted site and must submit proposed final working plans to All American for approval within the time limits set by All American. Developer shall not proceed with construction or remodeling until Developer has received All American's written approval of the final working plans. Developer shall ensure that the building is constructed or remodeled in accordance with the final working plans and specifications designated and approved by All American. Developer will allow All American to make periodic inspections and will provide such periodic progress reports as may be requested by All American.

10.  FRANCHISE AGREEMENT.     No Goldberg's New York Bagel Shop may be opened
or operated by Developer under any circumstances until the required Franchise Fee has been paid and the Franchise Agreement for such location has been executed by All American. The Franchise Fee shall be twenty-five thousand dollars ($25,000) for Developer's first Franchise Agreement, and seventeen thousand and five hundred dollars ($17,500) for each subsequent Franchise Agreement. The Franchise Fee for each Franchise Agreement must be paid at least thirty (30) days prior to scheduled execution of the Agreement. All Franchise Agreements issued pursuant to this Development Agreement will contain generally the same terms and conditions as are being offered to other franchisees similarly situated at time of issuance, including without





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limitation those terms and conditions pertaining to royalties and other fees and duration of the Agreement. Developer shall comply with All American's then-current franchising policies and procedures for issuance of the Franchise Agreements. All American shall be under no obligation to execute and issue a Franchise Agreement if Developer is in breach or default of any other Franchise Agreement between All American and Developer, or if Developer is not eligible for expansion pursuant to All American's then-current criteria for expansion. In addition, All American shall be under no obligation to execute and issue a Franchise Agreement unless Developer has complied in a timely manner with all terms and conditions of this Development Agreement and has satisfied all requirements set forth herein (including construction and training requirements) with respect to the pertinent accepted site. If and when a Franchise Agreement is executed with All American, it shall govern the relations between the parties with respect to the pertinent restaurant.

11. NO RIGHT TO OPERATE OR USE TRADEMARKS. Developer acknowledges that until a Franchise Agreement has been issued for a specified site Developer shall not have or be entitled to exercise any of the rights, powers and privileges granted by the Franchise Agreement, including without limitation the right to use All American's trademarks, service marks and trade names; that the execution of this Development Agreement shall not be deemed to grant any such rights, powers or privileges to Developer; and that Developer may not under any circumstances commence operation of any Goldberg's New York Bagel Shops prior to execution by All American of a Franchise Agreement for the pertinent location.

12.  TERMINATION.   This Agreement shall terminate immediately and without
notice to either party upon:

     (a)  the death of Developer, if Developer is an individual; or,

     (b) the commencement of any proceedings by or against Developer under the Bankruptcy Act, under any Chapter thereof or amendment thereto, or under any other insolvency act, whether federal or state; the appointment of any trustee or receiver for the business or property of Developer; or any assignment by Developer for the benefit of creditors.

     All American shall have the right at its election to terminate this Agreement immediately upon notice to Developer, upon the occurrence of any of the following:

     (a)  failure to comply with the Development Schedule;

     (b) the attempted assignment of this Agreement without the prior written approval of All American;

     (c) if Developer is a corporation or a partnership, the transfer of any of the capital stock or partnership interest of such corporation or partnership during the term of this Agreement without the prior written approval of All American;

     (d) the discovery by All American of any material misrepresentation in any information or documents submitted to All American by or on behalf of Developer;

     (e) any violation by Developer of any of the provisions of this Agreement; or,

     (f) the termination by All American of any Franchise Agreement or other agreement between All American and Developer or Developer's failure to





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          cure a default under any other agreement between All American and
          Developer within the time specified by All American.

     For purposes of Sections 10 and 12 herein, any Franchise Agreement issued to Developer, any affiliated company of Developer or any corporation, partnership or joint venture (or their affiliates) in which Developer or any stockholder, partner, or joint venture of Developer, direct or indirect, has any interest of ownership or participation, regardless of location, shall be deemed an Agreement between All American and Developer.

     13.  EFFECT OF EXPIRATION OR TERMINATION.    Upon expiration or
completion of the Development Agreement, or upon termination for any reason, the rights granted to Developer pursuant to Section 1 of this Development Agreement shall be extinguished immediately. Unless the parties have executed a new Development Agreement, All American thereafter shall have the right to operate or permit others to operate Goldberg's New York Bagel Shops within the Territory, except as limited by the Protected Area provisions of any then-effective Franchise Agreements.

     14.  CONFIDENTIALITY.    At all times during the term of this Agreement,
and after the termination of this Agreement for any reason, Developer (and if a corporation or partnership, its shareholders, directors, and officers or partners, as individuals) shall not divulge, disclose or communicate, directly or indirectly, to any other person or entity any confidential or proprietary information or knowledge obtained from All American.

     15.  ASSIGNMENT.    This Agreement shall inure to the benefit of and be
binding upon All American, its successors and assigns. However, neither this Agreement nor any of Developer's rights hereunder shall be assignable or transferable by Developer, directly or indirectly, by operation of law or otherwise, without prior written approval from All American.

     16.  NEW DEVELOPMENT AGREEMENT.    If Developer wishes to negotiate a new
Development Agreement with All American with respect to further development of Goldberg's New York Bagel Shops in the Territory, Developer must so advise All American in writing sixty (60) days before the expiration date of this Development Agreement or sixty (60) days before the anticipated date of execution of the Franchise Agreement for the final location under the Development Schedule in Exhibit B, whichever is earlier. Subject to receipt of such notice and so long as this Development Agreement is in effect and Developer is not and has not been in default under this Development Agreement or any Franchise Agreement or other agreement with All American, All American will then negotiate in good faith with Developer with respect to a new development agreement during the remainder of the term of this Development Agreement.

     17. GOVERNING LAW. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of New Jersey. In the event of any dispute concerning the parties' rights or obligations under this Agreement, Developer agrees to file any suit against All American only in the federal or state court having jurisdiction where All American's principal office is then located.

     18. DEVELOPER'S ACKNOWLEDGMENTS. Developer understands and acknowledges that there are significant risks in any business venture and that the primary factor in Developer's success or failure under this Agreement will be Developer's own efforts. In addition, Developer acknowledges that All American and its representatives have made no representations to Developer other than or inconsistent with the matters set forth in the Franchise Offering Circular provided to Developer and that Developer has undertaken this venture solely in reliance upon the matters set forth in the Franchise Offering Circular and Developer's own independent investigation of the merits of this venture.

     19.  ENTIRE AGREEMENT.   This Development Agreement contains the entire
agreement between the parties and shall not be modified except by a written document executed by both parties.





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WITNESS:                      DEVELOPER:

                              BY:
--------------------             ----------------------------

                              DATE:
                                   --------------------------



WITNESS:                      ALL AMERICAN FOOD GROUP:


                              BY:
--------------------             ----------------------------

                              TITLE:
                                    -------------------------

                              DATE:
                                   --------------------------




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                                   EXHIBIT A

                                   TERRITORY


The counties of in the state of .





                              ACKNOWLEDGED AND APPROVED


                                             (Developer)
                              ---------------

                                             (All American)
                              ---------------




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                                  \EXHIBIT B

                             DEVELOPMENT SCHEDULE



1. One franchised, open and operating Goldberg's New York Bagel Shop on or before in the Territory;

2. One additional franchised, open and operating Goldberg's New York Bagel Shop on or before for a cumulative total of two (2) shops in the Territory;

3. One additional franchised, open and operating Goldberg's New York Bagel Shop on or before for a cumulative total of three (3) shops in the Territory;

4. One additional franchised, open and operating Goldberg's New York Bagel Shop on or before for a cumulative total of four (4) shops in the Territory;

5. One additional franchised, open and operating Goldberg's New York Bagel Shop on or before for a cumulative total of five (5) shops in the Territory; and,

6. One additional franchised, open and operating Goldberg's New York Bagel Shop on or before for a cumulative total of six (6) shops in the Territory.





                              ACKNOWLEDGED AND APPROVED


                                             (Developer)
                              ---------------

                                             (All American)
                              ---------------





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